UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023 (September 8, 2023)

FLYWIRE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-40430	27-0690799
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

141 Tremont St #10
Boston, MA 02111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 329-4524

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	FLYW	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 8, 2023, the underwriters of the previously announced underwritten public offering of shares of voting common stock of Flywire Corporation (the “Company”), par value $0.0001 per share (“Common Stock”) exercised in part their option to purchase additional shares of Common Stock from the Company. The underwriters purchased an additional 500,000 shares of Common Stock at the price to the public of $32.00 per share, resulting in additional net proceeds to the Company of approximately $15.4 million, or approximately $260.1 million in total net proceeds after taking into account such partial exercise, in each case after deducting underwriting discounts and commissions and other estimated transaction expenses. The partial exercise of the overallotment option closed on September 12, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLYWIRE CORPORATION

By:	/s/ Michael Ellis
Name:	Michael Ellis
Title:	Chief Financial Officer

Dated September 12, 2023